Exhibit 10.29
                                                                   -------------

                              EMPLOYMENT AGREEMENT



          AGREEMENT, made February 6, 1996, by and between BRUNO'S INC., a

Delaware corporation (the "Company") and DAVE CLARK ("Executive").


                                    RECITALS
                                    --------


          In order to induce Executive to serve as an executive officer of the

Company, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

          Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth.

          It is therefore hereby agreed by and between the parties as follows:

          1.  Employment.
              ----------

          1.1  Subject to the terms and conditions of this Agreement, the

Company agrees to employ Executive during the term hereof as its Senior Vice

President - Operations for the Company.

          1.2  Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as a Senior Vice President of the Company and agrees to devote his full working time and efforts, to the best of his ability,

experience and talent, to the performance of services, duties and responsibilities in connection therewith.

                                                                          2
          2.  Term of Employment.  Executive's term of employment under this
              ------------------
Agreement shall commence on January 1, 1996 and, subject to the terms hereof,

shall terminate on the earlier of (i) December 31, 1998 (the "Termination Date")

or (ii) termination of Executive's employment pursuant to this Agreement

(alternatively, the "Term"); provided, however, that any termination of
                             --------- -------

employment by Executive (other than for death or Permanent Disability) may only be made upon 30 days prior written notice to the Company.

          3.  Compensation.
              ------------

          3.1  Salary.  During the Term, the Company shall pay Executive a base
               ------

salary ("Base Salary") at the rate of $225,000 per annum.  Base Salary shall be payable in accordance with the ordinary payroll practices of the Company, but no less frequently than semi-monthly.  Any increase in Base Salary shall be in the reasonable discretion of the Company and, as so increased, shall constitute

"Base Salary" hereunder.

          3.2  Annual Bonus.  In addition to his Base Salary, Executive shall be
               ------------

paid an annual bonus (the "Bonus") during the term of his employment hereunder with a target amount equal to 50% of Base Salary (the "Target Bonus") and a maximum amount equal to 100% of Base salary based on performance criteria determined by the Company in its reasonable discretion.

          3.3  Compensation Plans and Programs.  Executive shall be eligible to
               -------------------------------

participate in any compensation plan or program maintained by the Company in which other senior executives of the

                                                                          3
Company participate on terms comparable to those applicable to such other senior executives.

          3.4  Payment of Relocation Expenses.  To assist the Executive with his
               ------------------------------

relocation to the Birmingham, Alabama area, the Company agrees to either reimburse the Executive for or pay directly the expenses set forth on Schedule A hereto to the extent actually incurred by Executive in relocating from the location of his current (if other than the Birmingham area) to the Birmingham area.

          3.5  Payment of Signing Bonus.  In order to induce Executive to enter
               ------------------------

into this Agreement, Executive shall receive a one-time payment of $30,000 upon execution of this Agreement.

          4.  Employee Benefits.
              -----------------

          4.1  Employee Benefit Programs, Plans and Practices.  The Company
               ----------------------------------------------

shall provide Executive during the term of his employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with his positions in the Company and to the extent permitted under any employee benefit plan) in accordance with the terms thereof,

which the Company makes available to its senior executives.

          4.2  Vacation and Fringe Benefits.  Executive shall be entitled to
               ----------------------------

twenty (20) business days paid vacation in each calendar year, which shall be taken at such times as are consistent with Executive's responsibilities hereunder.  Unless otherwise approved by the Company, any vacation days not taken in any calendar year shall be forfeited without payment therefor.  In addition, Executive shall be entitled to the perquisites

                                                                          4
and other fringe benefits, including, without limitation, a Company automobile,

made available to senior executives of the Company, commensurate with his position with the Company.

          5.  Expenses.  Executive is authorized to incur reasonable expenses in
              --------

carrying out his duties and responsibilities under this Agreement, including,

without limitation, expenses for travel and similar items related to such duties and responsibilities.  The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

          6.  Termination of Employment.  The Company may terminate Executive's
              -------------------------

employment at any time for any reason.

          6.1  Termination Not for Cause or for Good Reason.  (a)  If
               --------------------------------------------

Executive's employment is terminated (i) by the Company other than for Cause (as defined in this Section 6.1) or (ii) by Executive for Good Reason (as defined in this Section 6.1) prior to the Termination Date, Executive shall receive, a severance payment equal to twelve month's Base Salary, as in effect immediately prior to the event giving rise to such termination, payable in accordance with the ordinary payroll practices of the Company, but no less frequently than semi-

monthly following such termination of employment.  In addition, the Company shall pay to Executive any earned but unpaid bonus of Executive with respect to the year preceding his termination.

                                                                          5
          (b)  For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):

          (i) Any material breach by the Company of any provision of this Agreement, including a demotion by the Company in Executive's position or the assignment to executive of duties or responsibilities which are materially inconsistent (except, in either case, in connection with the termination of Executive's employment for Cause, as a result of Permanent Disability, as a result of Executive's death or by Executive other than for Good Reason); or

         (ii) A reduction by the Company in Executive's Base Salary, other than a reduction which is part of a general salary reduction program affecting senior executives of the Company and which reduction is not, on average, greater than the salary reduction (as a percentage of Base Salary) of other senior executives of the Company.

          (c) For purposes of this Agreement, "Cause" mean any of the following:

          (i) willful malfeasance or willful misconduct by Executive in connection with his employment;

          (ii) continuing refusal by Executive to perform his duties hereunder or any lawful direction of the Chief Executive Officer of the Company ("CEO"), within 10 days after notice of any such refusal to perform such duties or direction was given to Executive;

          (iii) any breach of the provisions of Section 13 of this Agreement by Executive or any other material breach of this Agreement by Executive; or

          (iv) the commission by Executive of (A) any felony or (B) a misdemeanor involving moral turpitude.

          (d)  For purposes of this Agreement, "Permanent Disability" shall mean a disability that would entitle Executive to receive benefits under the

Company's long-term disability plan applicable to senior executive officers as in effect from time to time, which prevents the Executive from performing his duties hereunder for 180 consecutive days or more.

                                                                          6
          6.2  Voluntary Termination by Executive; Discharge for Cause; Death or
               -----------------------------------------------------------------
Disability.  (a)  In the event that Executive's employment is terminated (i) by
- ----------

the Company for Cause; (ii) by Executive other than for Good Reason or (iii) as a result of the Executive's Permanent Disability or death, prior to the

Termination Date, Executive shall only be entitled to receive the amounts already earned and accrued, including Base Salary through the date of termination and any earned but unpaid bonus of Executive with respect to the year preceding his termination, based on Executive's employment with the Company prior to such termination.  Executive shall not be entitled, among other things,

to the payment of any Bonus in respect of all or any portion of the fiscal year in which such termination occurs.  After the termination of Executive's employment under this Section 6.2 and payment of all amounts due to Executive under the terms of this Agreement in the event of the termination of Executive's employment under this Section 6.2, the obligations of the Company under this

Agreement to make any further payments, or provide any benefits specified herein

(other than benefits required to be provided by applicable law or under the terms of any employee benefit of the Company in which the Executive was a participant), to Executive shall thereupon cease and terminate.  Termination of

Executive pursuant to this Section 6.2 shall be made by delivery to Executive of a notice from the CEO setting forth in reasonable detail the reasons for such termination.

          7.  Stock Arrangements.  The Company shall provide Executive with the
              ------------------

opportunity to purchase the number of shares

                                                                          7
of common stock, par value $.01 per share, of the Company ("Common Stock") equal in value to $250,000 at the time of purchase.  Executive and the Company shall enter into the Common Stock Subscription Agreement (the "Stock Agreement"),

substantially in the form attached hereto as Exhibit B, with such changes as the

Company shall deem necessary or desirable.  In respect of the Common Stock to be purchased pursuant to the Stock Agreement (the "Purchase Stock"), the Company

shall lend to Executive half of such purchase price at an interest rate equal to the applicable Federal rate as determined under Section 1274(d) of the Internal

Revenue Code of 1986, as amended, at the time such loan is made (the "Loan").

The Loan shall be due upon the earliest of (i) one year following termination of

Executive's employment by the Company without Cause or by the Executive for Good

Reason or immediately upon the termination of Executive's employment for any other reason, (ii) the disposition of the Purchase Stock by Executive or (iii)

seven years from the date of the purchase of the Purchase Stock.  The Loan shall be secured by the entire amount of the Purchase Stock and the Company shall have full recourse thereto in the event of Executive's default on the Loan.

Executive and the Company shall enter into written arrangements necessary to effect the foregoing, including, without limitation, a loan agreement, note and pledge agreement, upon such terms and conditions as the parties shall agree.

           8.  Mitigation of Damages.  Executive shall not be required to
               ---------------------

mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or

                                                                          8
otherwise after the termination of his employment hereunder, and no amounts earned by Executive, whether from self-employment, as a common-law employee or otherwise, shall reduce the amount of any Termination Amount otherwise payable to her.

          9.   Notices.  All notices or communications hereunder shall be in
               -------

writing, addressed as follows:

          To the Company:

               William J. Bolton
               Bruno's Inc.
               800 Lakeshore Parkway
               Birmingham, Alabama 35211

          with a copy to:

               Alvin H. Brown, Esq.
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017

          To Executive:

               Dave Clark



Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid,

addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

          10.  Separability; Legal Fees.  If any provision of this Agreement
               ------------------------

shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in

                                                                          9
full force and effect.  The Company shall pay the reasonable fees and disbursements (not in excess of $7,500) of Executive's legal counsel in connection with the negotiation and execution of this Agreement and the other documents contemplated hereby.  Other than as provided in the foregoing sentence, each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of negotiating or enforcing its respective rights under this Agreement.

          11.  Assignment.  This contract shall be binding upon and inure to the
               ----------

benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

          12.  Amendment.  This Agreement may only be amended by written
               ---------

agreement of the parties hereto.

          13.  Nondisclosure of Confidential Information; Non-Competition.  (a)
               ----------------------------------------------------------

Executive shall not, without the prior written consent of the Company, use,

divulge, disclose or make accessible to any other person, firm, partnership,

corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except (i) while employed

                                                                         10
by the Company, in the business of and for the benefit of the Company, or

(ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the

Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information.  For purposes of this Section 13(a),

"Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public,

proprietary and confidential information of the Company, Kohlberg Kravis Roberts

& Co. or their respective affiliates (the "Restricted Group") or customers,

that, in any case, is not otherwise available to the public (other than by

Executive's breach of the terms hereof).

          (b)  During the period of his employment hereunder and for one year thereafter, Executive agrees that, without the prior written consent of the

Company, (A) he will not, directly or indirectly, either as principal, manager,

agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company and

(B) he shall not, on his own behalf or on behalf of any person, firm or company,

directly or indirectly, solicit or offer employment to any person who has

                                                                         11
been employed by the Restricted Group at any time during the 12 months immediately preceding such solicitation.

          (c)  For purposes of this Section 13, a business shall be deemed to be in competition with the Company if it is principally involved in the purchase,

sale or other dealing in any property or the rendering of any service purchased,

sold, dealt in or rendered by the Company as a material part of the business of the Company within the same geographic area in which the Company effects such purchases, sales or dealings or renders such services.  Nothing in this Section

13 shall be construed so as to preclude Executive from investing in any publicly or privately held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 1% of the outstanding securities of such class.

          (d)  Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended.  Executive agrees that any breach of the covenants contained in this Section 13 would irreparably injure the Company.  Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this

Agreement and obtain an injunction

                                                                         12
against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

          14.  Beneficiaries; References.  Executive shall be entitled to select
               -------------------------

(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following

Executive's death, and may change such election, in either case by giving the

Company written notice thereof.  In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.  Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

          15.  Survivorship.  The respective rights and obligations of the
               ------------

parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.  The provisions of this Section 15 are in addition to the survivorship provisions of any other section of this Agreement.

          16.  Governing Law.  This Agreement shall be construed, interpreted
               -------------

and governed in accordance with the laws of the State of Alabama, without reference to rules relating to conflicts of law.

          17.  Effect on Prior Agreements.  This Agreement contains the entire
               --------------------------

understanding between the parties hereto and supersedes in all respects any prior agreement or understanding

                                                                         13
between the Company or any affiliate of the Company and Executive as to employment matters other than the Common Stock Subscription Agreement referred to in Section 7 hereof.

          18.  Withholding.  The Company shall be entitled to withhold from
               -----------

payment any amount of withholding required by law.

          19.  Counterparts.  This Agreement may be executed in two or more
               ------------

counterparts, each of which will be deemed an original.


                                   BRUNO'S, INC.


                                   By   /s/ William J. Bolton
                                     ---------------------------
                                     Name:  William J. Bolton
                                     Title: President and Chief
                                            Executive Officer


                                      /s/ David Clark
                                   -----------------------------
                                             Executive

                                                                         14
                              EXHIBIT A
                              ---------
          In connection with Executive's relocation to the Birmingham, Alabama area, the Company shall reimburse Executive for the following expenses, subject to reasonable substantiation thereof:

     1. Reasonable travel costs, including airfare and lodging, associated with locating a residence in the Birmingham area.

     2. The reasonable costs of moving company fees incurred in moving Executive's household to the Birmingham area and of local moving (from temporary housing and storage to permanent housing).

     3. The reasonable costs of temporary housing and storage in the Birmingham area for a period not to exceed six months.

                                    EXHIBIT B
                                    ---------

                      FORM OF STOCK SUBSCRIPTION AGREEMENT

                    [See Management Stockholder's Agreement]